                                                                   EXHIBIT 10.37


                                LEASE AGREEMENT


                                    BETWEEN


                              LV ASSOCIATES, L.P.


                                      AND

                            VIROPHARMA INCORPORATED

                               TABLE OF CONTENTS
                               -----------------

 1.  REFERENCE DATA:.....................................................   3
 2.  DEMISE:.............................................................   6
 3.  CONSTRUCTION:.......................................................   6
 4.  TERM:...............................................................   9
 5.  BASE RENT:..........................................................  10
 6.  RENTAL ADJUSTMENTS:.................................................  10
 7.  SECURITY DEPOSIT:...................................................  14
 8.  REPAIRS, MAINTENANCE AND SERVICES:..................................  14
 9.  NO OTHER SERVICES BY LANDLORD:......................................  16
10.  INSURANCE:..........................................................  17
11.  CASUALTY:...........................................................  18
12.  CONDEMNATION:.......................................................  19
13.  TENANT'S FIXTURES:..................................................  20
14.  ALTERATIONS:........................................................  20
15.  MECHANICS' LIENS:...................................................  20
16.  USE OF PREMISES:....................................................  20
17.  RULES & REGULATIONS:................................................  21
18.  GOVERNMENTAL REGULATIONS:...........................................  21
19.  SIGNS:..............................................................  21
20.  LANDLORD'S ENTRY:...................................................  21
21.  INDEMNIFICATION:....................................................  21
22.  CURING DEFAULTS:....................................................  23
23.  DEFAULT:............................................................  24
24.  QUIET ENJOYMENT:....................................................  26
25.  ASSIGNMENT AND SUBLETTING:..........................................  26
26.  SUBORDINATION:......................................................  28
27.  ESTOPPEL CERTIFICATES:..............................................  28
28.  SURRENDER:..........................................................  29
29.  HOLDING OVER:.......................................................  29
30.  NOTICES:............................................................  29
31.  BROKER:.............................................................  29
32.  DEFINITION OF PARTIES:..............................................  29
33.  TENANT'S RENEWAL OPTION:............................................  30
34.  SUBMISSION OF LEASE TO TENANT:......................................  30
35.  LANDLORD'S WAIVER...................................................  30
36.  LANDLORD'S WARRANTIES AND COVENANTS.................................  30
37.  WAIVERS OF JURY TRIAL AND CERTAIN DAMAGES:..........................  31
38.  EXPANSION OPTION:...................................................  31
39.  MISCELLANEOUS:......................................................  33

                                LEASE AGREEMENT

     AGREEMENT OF LEASE made as of the ____ day of September, 2001, by and between LV Associates, L.P. Partnership with its principal place of business at 55 Country Club Drive, Downingtown, PA 19335 ("Landlord"), and ViroPharma Incorporated with its principal place of business 405 Eagleview Blvd., Exton, Pa 19341 ("Tenant").

     WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. REFERENCE DATA: As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this Section 1.

          a)   TENANT'S ADDRESS:

          405 Eagleview Blvd.
          Exton, Pa 19341
          Atten: Chief Financial Officer

          b)   TENANT'S COUNSEL ADDRESS:

          Pepper Hamilton LLP
          Suite 400
          1235 Westlakes Drive
          Berwyn, PA 19312

          c) PREMISES: The entire two-story office building (the "Building") to be built on the parcel of real property known as Lot 8, 200-398 Eagleview Boulevard, Exton, Pennsylvania, as such real property is described on Exhibit A attached hereto and made a part hereof (the "Land") along with related parking areas, site improvements and common areas, known as 397 Eagleview Boulevard. The Premises shall be approximately 32,182 square feet of space located within the Building which Premises shall consist of 25,000 square feet of office space (the "Office Space") and 7,182 square feet of unimproved shell space ("Shell Space"). These initial Premises may be referred to hereinafter as "Phase One". The Land, the Building and the Premises are sometimes referred to as the "Property". The Premises may be expanded to include up to an additional 32,182 square feet of space in a second building to be constructed adjacent to the Building and 4,604 square feet in a connector between the two buildings upon Tenant's election to exercise its Phase Two Option as set forth in Section 38 of this Lease. In the event Tenant exercises its Phase Two Option, the expansion of the Premises in accordance with such terms shall be referred to as Phase Two.

          d) TERM: The term (the "Term") of this Lease shall be fifteen (15) years, unless otherwise extended or sooner terminated pursuant to the terms hereof. The Term shall commence on the Commencement Date (as hereinafter defined) and, unless extended or sooner terminated, shall expire on the last day of the month which is one hundred eighty (180) full consecutive calendar months thereafter (such date the "Expiration Date"). The term "Lease Year" shall mean each consecutive twelve month period beginning on the first day of the first calendar month following the Commencement Date if the Commencement Date is not the first day of a calendar month, and, in such case, the first Lease Year shall include the days during the Term occurring before the first day of the first calendar month following the Commencement Date.

          e) ANTICIPATED COMMENCEMENT DATE: The Term "Anticipated Commencement Date" shall mean the date which is nine (9) months following the date this Lease is fully executed.

          f) BASE RENT: During the Term, Base Rent shall be paid in accordance with the following schedule on the first day of each calendar month during the
Term:

Office Space:

    --------------------------------------------------------------------------
                                 Rate Per
     Lease        Rentable       Rentable          Yearly            Monthly
      Year         Sq. Ft.       Sq. Foot           Rate          Installment
    -------------------------------------------------------------------------
       1           25,000         $19.00         $474,968.33       $39,580.69
    -------------------------------------------------------------------------
       2           25,000         $19.38         $484,467.70       $40,372.31
    -------------------------------------------------------------------------
       3           25,000         $19.77         $494,157.05       $41,179.75
    -------------------------------------------------------------------------
       4           25,000         $20.16         $504,040.20       $42,003.35
    -------------------------------------------------------------------------
       5           25,000         $20.56         $514,121.00       $42,843.42
    -------------------------------------------------------------------------
       6           25,000         $20.98         $524,403.42       $43,700.28
    -------------------------------------------------------------------------
       7           25,000         $21.40         $534,891.49       $44,574.29
    -------------------------------------------------------------------------
       8           25,000         $21.82         $545,589.32       $45,465.78
    -------------------------------------------------------------------------
       9           25,000         $22.26         $556,501.10       $46,375.09
    -------------------------------------------------------------------------
       10          25,000         $22.71         $567,631.13       $47,302.59
    -------------------------------------------------------------------------
       11          25,000         $23.16         $578,983.75       $48,248.65
    -------------------------------------------------------------------------
       12          25,000         $23.62         $590,563.42       $49,213.62
    -------------------------------------------------------------------------
       13          25,000         $24.09         $602,374.69       $50,197.89
    -------------------------------------------------------------------------
       14          25,000         $24.58         $614,422.19       $51,201.85
    -------------------------------------------------------------------------
       15          25,000         $25.07         $626,710.63       $52,225.89
    -------------------------------------------------------------------------

Shell Space:

    -------------------------------------------------------------------------
                                 Rate Per
     Lease        Rentable       Rentable          Yearly            Monthly
      Year         Sq. Ft.       Sq. Foot           Rate          Installment
    -------------------------------------------------------------------------
       1           7,182          $15.00         $107,730.00       $ 8,977.50
    -------------------------------------------------------------------------
       2           7,182          $15.30         $109,884.60       $ 9,157.05
    -------------------------------------------------------------------------
       3           7,182          $15.61         $112,111.02       $ 9,342.59
    -------------------------------------------------------------------------
       4           7,182          $15.92         $114,337.44       $ 9,528.12
    -------------------------------------------------------------------------
       5           7,182          $16.24         $116,635.68       $ 9,719.64
    -------------------------------------------------------------------------
       6           7,182          $16.56         $118,933.92       $ 9,911.16
    -------------------------------------------------------------------------
       7           7,182          $16.89         $121,303.98       $10,108.67
    -------------------------------------------------------------------------
       8           7,182          $17.23         $123,745.86       $10,312.16
    -------------------------------------------------------------------------
       9           7,182          $17.57         $126,187.74       $10,515.65
    -------------------------------------------------------------------------
       10          7,182          $17.92         $128,701.44       $10,725.12
    -------------------------------------------------------------------------
       11          7,182          $18.28         $131,286.96       $10,940.58
    -------------------------------------------------------------------------
       12          7,182          $18.65         $133,944.30       $11,162.03
    -------------------------------------------------------------------------
       13          7,182          $19.02         $136,601.64       $11,383.47
    -------------------------------------------------------------------------
       14          7,182          $19.40         $139,330.80       $11,610.90
    -------------------------------------------------------------------------
       15          7,182          $19.79         $142,131.78       $11,844.32
    -------------------------------------------------------------------------

Landlord and Tenant agree and acknowledge that the square footages of the Office Space and the Shell Space as set forth above may differ from the actual square footages which are constructed. The parties agree that upon Substantial Completion of the Tenant Work, either Landlord or Tenant may have the Premises measured by an architect (reasonably acceptable to both Landlord and Tenant) who shall measure same in accordance with 1996 BOMA standards (for single tenant buildings) and to the extent the actual square footages differ from those stated above, the parties shall execute the Confirmation of Lease Term Agreement attached hereto as Exhibit B which shall set forth the actual square footages and Base Rent calculations. In addition to the foregoing, in the event Tenant elects to convert Shell Space to Office Space, upon substantial completion of Tenant's Work, as related to such conversion, and any measurement as provided above, appropriate adjustments in the Base Rent schedules shall be made and confirmed in an addendum to this Lease which shall be executed by both the Landlord and Tenant.

          g) ADDITIONAL RENT: Sums not including Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.

          h)   SECURITY DEPOSIT: $48,558.19.

          i) TENANT'S PROPORTIONATE SHARE: Shall be determined by dividing the area of the Premises by the area of the Building or if the Second Building is constructed, the area of the Building and the Second Building.

          j) PERMITTED USES: Tenant may use and occupy the Premises for general office use and all other uses ancillary to Tenant's operations provided such uses are permitted under the Uwchlan Township Zoning Ordinance and applicable protective covenants recorded prior to the date hereof, and for no other purpose.

          k) "HAZARDOUS SUBSTANCES" means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "Hazardous Material", "hazardous waste," "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

          l) "ENVIRONMENTAL LAWS" collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C (S)601, et seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C (S)901, et seq, the Hazardous Materials Transportation Act, 49 U.S.C. (S)801, et seq, the Federal Water Pollution Control Act, 33 U.S.C. (S)51, et seq, the Clean Air Act, 33 U.S.C.
(S)401, et seq, the Clean Air Act, 42 U.S.C. (S)41, et seq, the Toxic Substances Control Act, 15 U.S.C. (S)601-2629, the Safe Drinking Water Act, 42 U.S.C.
(S)00f-300j, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
(S)101, et seq, and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

2. DEMISE: Landlord hereby demises and lets to Tenant and Tenant hereby hires and leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein.

3.   CONSTRUCTION:

          a) Landlord shall provide, at its sole cost and expense, all labor, materials and expertise necessary for the construction and improvement of the Building, and if Tenant exercises the Phase Two Option, the Second Building, parking lots with a minimum of four (4) parking spaces per each one thousand rentable square feet contained within the Premises as same may be adjusted from time to time, sidewalks, utility services (including gas, electric, water and sewer), storm water management and all other base building and site work contemplated for Phase One (collectively, the "Base Building and Site Work") as such base building work is preliminarily described in the plans and specifications attached hereto as Exhibit C and as such site work is described in the plans and specifications attached hereto as Exhibit C ("Base Building and Site Work Plans"). Following full execution of this Lease, Landlord shall prepare final base building plans and specifications which shall be consistent with the preliminary plans and specifications attached hereto as Exhibit C and deliver such final plans and specifications to Tenant for Tenant's review and approval which shall not be unreasonably withheld, conditioned or delayed (so long as the final plans and specifications are consistent with the preliminary plans and specifications) and which shall be given or denied within five (5) business days following receipt thereof. If Tenant fails to approve such final plans and specifications within such five (5) day period, they shall be deemed approved. Upon approval (or deemed approval) the final base building plans and specifications shall be attached to this Lease as a final Exhibit C and such plans and specifications together with the site work plans and specifications shall thereafter be deemed the Base Building and Site Work Plans. If Tenant disapproves of the final base building plans and specifications the parties shall mutually endeavor to make such revisions as may be necessary to cause such plans and specifications to be acceptable to both parties. All Base Building and Site Work shall be performed or caused to be performed by Landlord in a good and workmanlike manner in conformity with the Base Building and Site Work Plans and in accordance with all applicable Federal, state and local laws, ordinances, regulations and lawful orders of public authorities ("Laws"). Landlord shall comply with and give all notices required by Laws bearing on performance of the Base Building and Site Work. Landlord shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with performance of the Base Building and Site Work. The Base Building and Site Work shall be performed by Landlord in accordance with the Base Building and Site Work Schedule attached hereto as Exhibit D.

          b) Landlord shall provide to Tenant a work allowance ("Tenant Work Allowance") equal to Twenty Five Dollars ($25.00) per rentable square foot contained within the Premises to be used by Tenant to pay for the cost ("Tenant's Costs") of all labor, materials and expertise necessary for the design (including all architectural and engineering services), permits, construction and improvement of the interior of the Premises ("Tenant Work"), the preliminary layout for which is set forth in the plans and specifications attached as Exhibit "E" hereto ("Preliminary Tenant Work Plans") which have been approved by the Landlord. In addition, in the event that the Tenant Work Allowance exceeds Tenant's Costs, Tenant may utilize such excess to purchase furniture, fixtures or equipment to be used within the Premises, to pay for the design, construction and installation of signage (as further described below) or to pay the first installments of Base Rent falling due under this Lease. Tenant shall be responsible for any Tenant's Costs in excess of the Tenant Work Allowance. Tenant shall cause all Tenant Work to be done in a good and workmanlike manner in conformity with the Tenant Plans (defined below). Tenant shall submit to Landlord on or before the twentieth (20th) day of each month, an Application for Payment (in the standard American Institute of Architects form) for Tenant's Costs executed by Tenant's construction representative, setting forth in reasonable detail the amount of such Tenant's Costs and identifying the material, labor, fees, and costs to which they relate. Landlord shall pay to Tenant, or at Tenant's election, directly to Tenant's contractors, subcontractors or materialmen, the amount of each Application for Payment within thirty (30) days after the date on which Landlord receives Tenant's Application for Payment until the Tenant Work Allowance is exhausted. Tenant shall provide to Landlord such other documentation as may be reasonably requested by Landlord's construction lender relative to Tenant's Applications for Payment. Tenant shall only be entitled to submit one (1) Application for Payment per calendar month. Notwithstanding anything set forth in this Subsection 3(b), any amounts held back as retainage under contracts for the Tenant Work (each of which shall provide for customary retainages of not less than ten percent (10%)) shall not constitute a part of Tenant's Costs unless and until paid or due to the contractor under the terms of the subject contract. The parties anticipate that Tenant will only perform Tenant Work in an initial 25,000 square feet which is referred to above as the Office Space within Phase One at the commencement of the Term. Tenant shall have the right during the first five (5) Lease Years, from time to time, to complete the remainder of Tenant Work and convert the Shell Space to Office Space and Tenant's failure to do so as of the Commencement Date shall not relieve Landlord of its obligation to provide Tenant with the Tenant Work Allowance on account of such Shell Space as and when such space is converted to Office Space by Tenant. Tenant shall only be entitled to utilize the Tenant Work Allowance (and be compensated by Landlord pursuant to this subsection 3(b)) to the extent same is allocable to the number of rentable square feet of Office Space being constructed from time to time by Tenant either in connection with the Tenant Work or the conversion of Shell Space to Office Space during the Term. Tenant shall not be entitled to the aforesaid allowance with respect to the conversion of any Shell Space to Office Space which commences more than five (5) years from the Commencement Date.

          c) Tenant shall finalize the Tenant Work plans which shall be generally consistent with the Preliminary Tenant Work Plans and shall not alter the location or configuration of the Building lobby, elevators, stairwells or bathrooms. Upon completion, Tenant shall submit such plans to Landlord for approval, not to be unreasonably withheld, conditioned or delayed. Landlord shall only be entitled to reject the Tenant Work plans if same alter the location or configuration of the Building lobby, elevators, stairwells or bathrooms or if the work contemplated by the plans is not generally consistent with the quality of the improvements in Tenant's existing leased premises. If Landlord does not either approve or reject such plans within fourteen (14) days, the Tenant Work plans, as finalized and submitted for approval, shall be deemed approved. Once the Tenant Work plans are approved in writing by Landlord or deemed to have been approved by Landlord and Tenant, Tenant shall cause its architect to prepare construction drawings and specifications for the performance of the Tenant Work and same shall be referred to as the "Tenant Plans". Tenant shall deliver a copy of the Tenant Plans (with any field changes noted) to Landlord for Landlord's records following completion of the Tenant Work.

          d) Landlord shall use its best efforts to cause the Base Building and Site Work to be carried forward expeditiously and with adequate work forces so as to cause the Base Building and Site Work to be in Substantially Completed (defined below) condition on or before the Anticipated Commencement Date, and to otherwise be substantially completed in accordance with the Base Building and Site Work Plans so as to permit the Tenant to construct and perform the Tenant Work. Tenant shall not commence the Tenant Work until such time as Landlord has provided to Tenant five (5) days prior written notice that same may be commenced (the "Tenant Work Commencement Notice") which notice shall not be given until such time as the Base Building and Site Work has been substantially completed in accordance with the Base Building and Site Work Plans so as to permit the Tenant to construct and perform the Tenant Work without interference by Landlord and its contractors and such that upon completion of the Tenant Work Tenant will be able to obtain a permanent certificate of occupancy permitting legal use and occupancy of the Premises for its intended purposes (such condition shall be deemed "Substantially Completed"). Landlord shall promptly advise Tenant of any changes to the Base Building and Site Work which it implements prior to or during construction to address field conditions to enable Tenant, to the extent possible to incorporate any changes necessary into the Tenant Plans, the costs of which (to the extent in excess of $500.00) shall be the obligation of Landlord. Notwithstanding the foregoing, the Anticipated Commencement Date set forth in the Base Building and Site Work Schedule shall be subject to extension for any time that Landlord and/or its contractor's are unable to perform the Base Building and Site Work due to strikes, labor disputes, governmental restrictions or limitations taking effect after the date of this Lease (other than the failure to obtain building permits or other approvals needed to perform the Base Building and Site Work), scarcity of or inability to obtain labor or materials, fire or other casualties, adverse weather conditions or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord (collectively, "Force Majeure"). Landlord shall secure and pay for the building permit and all other permits and fees, licenses and inspections necessary for the proper execution and completion of the Base Building and Site Work. Tenant shall be obligated to obtain at its cost any permits or other approvals required for the performance of the Tenant Work. Tenant shall comply with and give all notices required by Laws bearing on performance of the Tenant Work. Tenant shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with performance of the Tenant Work.

          e) Landlord promptly shall correct, at Landlord's cost and expense, all Base Building and Site Work failing to conform to the Base Building and Site Work Plans or Laws, provided that such defect appears and Tenant gives Landlord written notice thereof during the first Lease Year of the Term. Landlord's obligation under this Subsection 3(e) shall survive Tenant's occupancy of the Premises upon Substantial Completion (defined below).

          f) Immediately prior to Tenant taking possession of the Premises for the purpose of performing Tenant Work, Tenant and Landlord jointly shall inspect the same in order to determine and record its condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in substantial conformity with the Base Building and Site Work Plans (collectively, "Punch List Items"). Landlord thereafter shall proceed promptly to complete and correct all Punch List Items, using commercially reasonable efforts not to disrupt or interfere with Tenant's completion of the Tenant Work. Failure to include an item as a Punch List Item does not alter the responsibility of Landlord to complete all Base Building and Site Work in substantial conformity with the Base Building and Site Work

          g) If the Base Building and Site Work is not in Substantially Completed condition within ninety (90) days following the Anticipated Commencement Date for reasons not attributable to Force Majeure (provided any Force Majeure delay shall not exceed ninety (90) days). Tenant may either terminate this Lease by providing Landlord with written notice of its election to terminate the Lease prior to the date the Base Building and Site Work is Substantially Completed or be entitled to receive one day of Base Rent credit (after the Commencement Date) for every one day of delay after the Anticipated Commencement Date.

4. TERM: The Term shall commence on the date (the "Commencement Date") which is the earlier to occur of the following: (i) one hundred (100) days following the date Tenant is authorized to commence the Tenant Work as set forth in the Tenant Work Commencement Notice, provided, however, that such date shall be extended (up to a maximum of thirty three (33) days for any time lost by Tenant due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, fire or other casualties, adverse weather conditions or any cause similar or dissimilar to the foregoing beyond the reasonable control of Tenant or (ii) the date Tenant takes occupancy of the Premises and commences operations therefrom in its ordinary course. Notwithstanding the foregoing, the Term shall not commence until such time as Landlord has completed the Base Building and Site Work in accordance with the Base Building and Site Work Plans.

5.  BASE RENT:

          a) Tenant shall pay to Landlord during the Term of the Lease the Base Rent, without notice or demand, in the monthly installments specified in
Section 1, in advance on the first day of each calendar month of the Term. The first month's installment of Base Rent shall be payable upon full execution of this Lease. If the Term commences other than on the first day of a calendar month, then the installment of Base Rent for the first calendar month of the Term shall be adjusted proportionately and the aforesaid first installment paid by Tenant upon the execution of this Lease shall be initially applied to the first partial month of the Term, and the balance to the next month.

          b) Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, except as specifically provided below, in lawful currency of the United States of America to Landlord at the address set forth in Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant.

          c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge of three (3%) percent of such overdue amount, plus reasonable attorney's fees and court costs, if any, incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

6.  RENTAL ADJUSTMENTS:

          a) Tenant shall be responsible for all Operating Expenses for the Property which shall be paid as and when due in accordance with invoices and bills received by Tenant from such third parties providing services to the Property or governmental authorities or in accordance with written contracts between Tenant and such service providers and in accordance with this Lease. In the event Landlord receives any bills or invoices for which Tenant is liable, Landlord shall promptly forward such bills or invoices to Tenant (together with any sums which may be due from Landlord on account thereof) and Tenant shall make such payments due on or before the date which is the later of (i) thirty
(30) days after receipt thereof or in the event of real estate taxes (ii) twenty
(20) days prior to the end of any discount period. Any Operating Expenses on account of periods of time either before or after the Term shall be prorated between Landlord and Tenant and Tenant shall only be responsible for the portion of such Operating Expense accruing during the Term.

          b)   "Operating Expenses" shall be defined as follows:

                    (i) Real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the Building or the use, occupancy or renting of space therein provided, however Tenant shall have the right to commence and pursue appeals of such taxes, in its own name or, if required by applicable law, in the name of Landlord and Landlord shall cooperate, at Tenant's expense, in the conduct of such appeals. Tenant shall be responsible for making any required payments and/or posting any security during the period of such appeals required to preserve and protect Landlord and any mortgagee from any loss or damage, including, without limitation, the filing of any claims or liens resulting from the taxes being appealed, during the periods such appeals are pending.

                    (ii) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may reasonably be required by Landlord or the holder of any mortgage on the Building and including all insurance required to be maintained or otherwise carried by Landlord hereunder;

                    (iii) Water, sewer, gas and electric utility service charges;

                    (iv) Maintenance and repair costs, including repairs and replacements described in Section 8 below, repairs and replacements of supplies and equipment, including repairs and maintenance (but not capital replacements) to the HVAC system and the costs of all labor, material and supplies incidental thereto;

                    (v) Assessments paid by Landlord on account of the Property for the repair, maintenance and upkeep of common facilities located in the Business Park in accordance with the Protective Covenants (as define below).

          c)   "Operating Expense" shall not include the following:

                    (i) Costs of repairs, restoration, replacements or other work occasioned by (1) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise payable (whether paid or not) by insurance then in effect obtained by Landlord or on Landlord's behalf, (2) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, (3) the gross negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of same (including the costs of any deductibles paid by Landlord), or (4) the act of any other tenant, or any other tenant's agents, employees, licensees or invitees to the extent Landlord has the right to recover the applicable cost from such person;

                    (ii) Leasing commissions, attorney's fees (except those for enforcing rules and regulations), costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Property, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with consultants, management agents, purchasers or mortgagees of the Property;

                    (iii) Allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Property, or vacant, leasable space in the buildings on the Property;

                    (iv) Costs of the initial construction of the Building and repairing, replacing or otherwise correcting defects (but not the costs of repair for normal wear and tear) in the construction of the Building or other buildings at the Property, tenant improvements, site work or other improvements comprising the Property;

                    (v) Costs or expenses relating to another tenant's or occupant's space which (1) were incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that Landlord was required to provide Tenant hereunder (including, without limitation, insurance coverage for another tenant's or occupant's leasehold improvements), or (2) were otherwise in excess of the Building standard services then being provided by Landlord to all tenants or other occupants in the Building, whether or not such tenant or occupant is actually charged therefor by Landlord;

                    (vi) Payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such rental payments is expressly for ad valorem/real estate taxes, interest charges and increased property as a result of such action;

                    (vii) Costs incurred in connection with sales, financing, refinancing, mortgaging, selling or change of ownership of the Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes as a result of such action, interest charges;

                    (viii) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless caused by Tenant's failure to timely pay such taxes, utility bills and other costs;

                    (ix) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees (other than auditing fees of third party accountants);

                    (x) Costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles;

                    (xi) Landlord's general corporate overhead and general and administrative expenses;

                    (xii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage(s) or lot(s) located at the Property;

                    (xiii) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

                    (xiv) The rent or any costs for a leasing office and the rent in excess of the fair market rent or the imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for an on-site management office, or any other offices or spaces of Landlord or any related office or administrative expenses;

                    (xv) Income and franchise taxes, special assessments (except as provided in Subsection 6(b)(i) above) and other business taxes payable by Landlord except those business taxes which relate solely to the operation of the Building, if any;

                    (xvi) All amounts which would otherwise be included in operating expenses which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

                    (xvii) Management fees and all other fees for management of the Premises, the Building or the Property, except for market rate management fees in the event Landlord constructs the Second Building and Tenant does not elect to expand the Premises to include Phase Two or if Tenant fails to manage Phase One and/or Phase Two in accordance with terms hereof;

                    (xviii) Costs or expenses of utilities directly metered to tenants of buildings and payable separately by such tenants, including Tenant;

                    (xix) Any increase in an insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant, it being agreed that Tenant shall be responsible for any such increases caused by the acts or omissions of Tenant, its employees and/or agents;

                    (xx) Moving expense costs of tenants of the buildings on the Property to the extent not provided by Landlord (i) to Tenant and (ii) generally to other initial tenants of the buildings on the Property;

                    (xxi) Advertising and promotional costs, and costs of signs in or on the Building or the Property;

                    (xxii) Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty which are paid by such manufacturer, materialman, vendor or contractor;

                    (xxiii) Non-cash items, such as deductions for depreciation and amortization of the Building, or other buildings on the Property and the Building equipment, or interest on capital invested;

                    (xxiv) Costs of parking garage(s) or lots(s), if any, services provided and costs incurred in connection with the operation of the same or retail or other ancillary operations owned, operated or subsidized by Landlord;

                    (xxv)    Consulting costs and expenses paid by Landlord;

                    (xxvi) The cost of any "tap fees" or one-time lump sum sewer or water connection fees for buildings constructed or to be constructed on the Land payable in connection with the initial construction thereof;

                    (xxvii) Rental for any space set aside for conference facilities, storage facilities or exercise facilities;

                    (xxviii) Wages, salaries and benefits for employees of Landlord except to the extent equitably allocated to the Premises due to such employee's performance of Landlord's duties at the Building, other than routine inspections of the Premises; and

                    (xxix) Additional costs incurred to correct violations existing on the Commencement Date of any law, rule, order or regulation affecting the Building or the Property beyond those costs incurred in order to maintain the Building and Property in a state of compliance with any such law, rule, order or regulation and any sums paid by Landlord for any fines or penalties as a result of violation of any law, rule, order or regulation.

7. SECURITY DEPOSIT: Upon the date hereof, Tenant shall pay to Landlord a security deposit in the amount set forth in Section 1 hereof which Landlord will hold as security for the faithful performance by Tenant of all of Tenant's covenants and agreements under this Lease, but in no event shall Landlord be obligated to apply same to rents or other charges in arrears or damages for Tenant's default hereunder, but Landlord may so apply the security deposit at its option. Landlord's right to possession of the Premises for Tenant's default or any other reason shall not be affected by the fact the Landlord holds said security deposit. The security deposit, if not so applied by Landlord, shall be returned to Tenant within sixty (60) days after this Lease terminates, provided that Tenant shall have vacated the Premises and delivered same to Landlord, as herein provided. In the event of any transfer of its interest in the Premises, Landlord shall have the right to transfer its interest in the security deposit, and upon assumption of Landlord's obligations under this Lease by such transferee, Landlord shall be released of all liability with respect to such security deposit, and Tenant shall look solely to such transferee for the return of same.

8.   REPAIRS, MAINTENANCE AND SERVICES:

          a)   Landlord shall:

                    (i) Arrange for all required utility services to the Premises provided, however, that Landlord shall not be liable to Tenant for any loss or damage arising from interruption in such utility services. Landlord will use its best efforts to restore any disruption of utility service, without interfering with Tenant's operation of its business.

                    (ii) Repair, maintain and replace the Building mechanical, electrical and plumbing systems, foundations, concrete floor slabs, exterior glass panel or masonry walls, steel frame (including columns) and roof deck as required for safety, tenantability as reasonably determined by Tenant and compliance with proper orders of governmental authorities, provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors. Landlord shall be responsible for correcting any defect in construction of the Premises by its contractor and agents.

                    (iii) To the extent required by the Protective Covenants (the recorded document governing the construction of buildings at 200-398 Eagleview Blvd., "The Protective Covenants"), repair, maintain and replace the parking lots, sidewalks, landscaped areas and other exterior areas and facilities constituting the Property.

          b) Tenant shall, throughout the Term and at its sole cost and expense, take good care of the Premises and the other improvements now or hereafter comprising all or any part of the Premises and the fixtures and appurtenances therein, and maintain the same in good order and condition (in a manner consistent with the maintenance performed at Tenant's existing premises), including the performance of landscaping, snow removal, grounds upkeep, trash removal and janitorial services and promptly at Tenant's own cost and expense make all repairs necessary to maintain such good order and condition, except for repairs, replacement and maintenance to be performed by Landlord. Tenant shall perform all recommended HVAC maintenance in accordance with the manufacturer's specifications and Tenant shall keep maintenance logs thereof which it shall make available from time to time to Landlord upon forty eight hours written request. Except to the extent released pursuant to the mutual waiver of subrogation in Subsection 10(c) Tenant shall at its sole cost and expense repair and replace all damage or injury to the Premises and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations, normal wear and tear excepted. If Tenant fails to make such repairs or replacements, the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within thirty
(30) days after rendition of a bill therefor.

          c) If Landlord fails to make repairs it is obligated to perform under this Lease within thirty (30) days after Tenant's notice (except when the repairs require more than thirty (30) days for performance and Landlord commences the cure within thirty (30) days and diligently pursues the repair to completion), Tenant may, at its option, perform such repairs and deduct the reasonable cost thereof from the installments of Base Rent next falling due. Notwithstanding the foregoing, in the event of an emergency, Tenant may give Landlord such shorter notice as is practicable under the circumstances, and if Landlord fails to make such repairs immediately, Tenant may immediately undertake such repairs and deduct the cost thereof from the installments of Base Rent next falling due.

          d) Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that during the exercise of any right of entry or making any repairs, replacements or improvements or performing any work in the Premises under any of the provisions of this Lease, Landlord shall use all reasonable efforts, under the circumstances, to minimize interference with the conduct of Tenant's business and its use of the Premises; provided, however that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either
(i) results in a denial of access to the Premises, (ii) imminently threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's written request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within thirty (30) days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.

          e) Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein except as expressly provided otherwise herein. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Notwithstanding the foregoing, if any essential services, the supply of which is within Landlord's reasonable control, are interrupted, and such interruption prevents Tenant from obtaining access to or conducting normal business operations in any material portion of the Premises, then, to the extent the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees or agents, Tenant shall be entitled to a proportionate abatement of Base Rent and Additional Rent. The abatement shall begin on the third (3rd) consecutive day of the interruption or when Tenant stops using the Premises or the affected part thereof because of the interruption, whichever is later. The abatement shall end when Tenant's full use of and access to the Premises is restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises or material portion thereof, for at least thirty (30) consecutive days.

9.   NO OTHER SERVICES BY LANDLORD:

          a) Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premise, except as provided in Sections 3, 8, 11 and 12 hereto. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall be solely responsible for all charges for the following or services used, rendered or supplied to, upon or in connection with the Premises throughout the
Term: electric; gas or any other utilities; telephone and/or communication services; security system or services; janitorial services; trash removal.

          b) In the event that any utilities or services are supplied or furnished by any governmental corporation or authority, Tenant shall pay all bills accruing during the Term promptly when they become due and shall at all times during the Term hereof keep the Premises free and clear from any lien that may attach thereto by reason of the non-payment of said bills.

10.  INSURANCE:

          a) Tenant shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord; (i) insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than $3,000,000 combined single limit in respect of bodily injury (including death) and $1,000,000 for property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. The insurance policy referred to in subsection (i) above shall be maintained on an occurrence basis and name Landlord Indemnified Parties as an additional insured party. All insurance policies shall be taken out with insurers rated A 7 or better (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the Commonwealth of Pennsylvania and shall be in form reasonably satisfactory from time to time to Landlord.

          b) Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty days' prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant.

          c) Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises (Phase One and/or Phase Two), Building or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was required to be insured under the terms hereof, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

          d) Landlord covenants and agrees that throughout the Term it will insure the Property, the Building and all improvements installed and or constructed therein owned by Landlord (including, without limitation, the improvements to be constructed by Landlord pursuant to the Base Building and Site Work Plans) and all of Landlord's personalty thereon located, but excluding all of Tenant's equipment, machinery, inventory, furniture and other personalty on a "special form-all risk" basis, including, sprinkler leakage, vandalism, nuisance, loss of rents, earthquake, flood, demolition, increased cost to rebuild, environmental remediation and liability insurance and mischief, fire and standard extended coverage perils, in an amount not less than the full replacement cost thereof. The cost of the foregoing insurance shall be included in Operating Expenses. Landlord, at Landlord's sole cost and expense shall maintain public liability insurance (including a contractual liability insurance endorsement) sufficient to cover Landlord's indemnification obligations arising under Section 21 below and naming the Tenant Indemnified Parties against claims for bodily injury, death or property damage with minimum limits of $3,000,000.00, combined single limit per occurrence. Landlord shall furnish to Tenant copies of such policies of insurance or certificates thereof, which shall have attached thereto an endorsement that such policy shall not be materially changed, reduced or cancelled without at least thirty (30) days prior notice to the Tenant and that no act or omission of Landlord shall invalidate the interest of the Tenant Indemnified Parties under such insurance. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Base Rent, and items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Base Rent and Additional Rent during, at the minimum, one (1) Lease Year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine to be prudent, so long as same is consistent with that carried by other owners of comparable office buildings in the vicinity of the Property.

11.  CASUALTY:

          a) If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises, including, without limitation, the Base Building and Site Work and the Tenant Work, but excluding Tenant's furniture, fixtures, equipment and other property therein and any improvements or alterations made to the Premises by Tenant after the Commencement Date (other than the completion of the Tenant
Work), provided that if, in Landlord's reasonable judgment, the damage would require more than 270 days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving (if such amount is in excess of $500,000) must be applied to repay any mortgages encumbering the Building, Landlord shall so notify Tenant in writing within 60 days following the occurrence of the fire or other casualty, in which event, either Landlord or Tenant may terminate this Lease by so notifying the other party, which notice shall specify a termination date not less than 30 days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control, provided, however, in the event Landlord fails to complete such restoration within such 270 day period for any reason (including those beyond Landlord's reasonable control), Tenant may terminate this Lease upon fifteen (15) days prior written notice to Landlord given before the restoration is substantially completed and provided Landlord does not complete such restoration during such period.

          b) During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under Section 5 and Operating Expenses under Section 6 shall abate in the proportion which the damaged area of the Premises bears to the entire Premises until such time as Landlord substantially competes the restoration of the Premises as provided above and Tenant is legally permitted to use and occupy the Premises.

12.  CONDEMNATION:

          a) If all of the Premises is taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, or (ii) if, in addition to a portion of the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date. Notwithstanding anything to the contrary, if the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations, at Tenant's sole and reasonable determination, Tenant may elect to terminate the Lease agreement in writing with no further obligations under the Lease, on the date when the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority or the condemning authority takes possession of the Premises.

          b) If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Base Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises, and Tenant's Proportionate Share shall be reduced by the same proportion.

          c) Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate.

13. TENANT'S FIXTURES: Tenant shall have the right to install trade fixtures, office machinery and computer equipment (excluding alterations, improvements and additions which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, office machinery and equipment shall be limited to items normally used in an office building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment) without Landlord's prior written consent. Tenant shall remove all such trade fixtures, office machinery and computer equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

14. ALTERATIONS: Tenant shall not, without on each occasion first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord (which notice shall include a scope of work), make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, (ii) they are not visible from outside of the Premises and (iii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens, in form acceptable to Landlord, from all contractors, subcontractors and materialmen performing such work, and shall take all steps required or permitted by law to avoid the imposition of any mechanics' lien upon the Premises, Building or the Land. All alterations, improvements and additions shall become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; provided, however, if so notified by Landlord at the time such alteration, improvement or addition is approved by Landlord, Tenant shall, prior to the end of the Term, remove any such alterations and improvements made by Tenant after initial occupancy, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal. For purposes of this Section 14, "minor improvements" shall be defined as those improvements costing no more than $60,000.

15. MECHANICS' LIENS: Tenant shall not, in the making of any repairs or alterations pursuant to the provisions of Section 14 and/or performing Tenant's Work under paragraph 3 hereof or otherwise, suffer or permit any mechanic's, laborer's or materialman's lien to be filed against the Premises, Building, Land or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within thirty (30) days after notice of filing, shall cause it to be discharged of record or bonded at Tenant's option, provided however, in the event Tenant has a dispute with such mechanic, laborer or materialman, Tenant shall not be required to discharge such lien of record or otherwise bond it if Tenant is able to provide Landlord with adequate assurance of its ability to pay same in the event such dispute is resolved in such lienor's favor and Landlord is not precluded from refinancing or selling the Premises or the Land as a result thereof.

16. USE OF PREMISES: Tenant may use and occupy the Premises only for the express and limited purposes listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building. Landlord represents to Tenant that the Premises may be used for the Permitted Uses specified in this Lease.

17. RULES & REGULATIONS: Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt with respect to the Building or the Second Building provided, however, there are tenants other than Tenant in occupancy thereof. In the event Rules and Regulations are adopted by Landlord they shall be enforced in a uniform and indiscriminatory manner and shall not interfere with Tenant's use and occupancy of the Premises for their intended purposes.

18. GOVERNMENTAL REGULATIONS: Tenant shall, in the use and occupancy of the Premises, comply with all applicable laws (including Environmental Laws), ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises. Nothing in the foregoing shall require the Tenant to perform any work or make any improvements or repairs which the Landlord is required to make pursuant to other provisions of this Lease.

19. SIGNS: Tenant shall be permitted to place its name and logo on a monument sign to be located on the Land in a location chosen by Tenant. Tenant shall be responsible for all costs associated with the design, construction and installation of such signage, provided that Tenant may utilize a portion of the Tenant Work Allowance for this purpose. In addition, all such signage shall comply with the Protective Covenants, all applicable laws, statutes and ordinances and shall be subject to Landlord's prior written approval not to be unreasonably withheld, conditioned or delayed and which, if not given or denied within fifteen (15) days following its request shall be deemed granted. In the event Landlord constructs the Second Building and Tenant does not elect the Phase Two Option, Landlord shall be permitted at, its sole cost and expense, to alter the monument sign (in a manner reasonably acceptable to Tenant which may include Tenant's requirement that its name/logo be given the prominent location on such sign) to place up to four (4) additional names thereon to identify the tenants of the Second Building so long as Landlord is not permitted to install a second monument sign for the Second Building pursuant to applicable laws, statutes and ordinances.

20. LANDLORD'S ENTRY: Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times with reasonable notice to inspect the same, to make any necessary repairs thereto, to exhibit same to prospective purchasers, and mortgagees, and during the last nine (9) months of the Term, provided Tenant has not elected to renew or extend the Term of the Lease, to prospective tenants. Notwithstanding anything to the contrary in Section 20, entry is conditioned upon Landlord: (1) giving Tenant at least twenty-four (24) hours advance notice, except in emergency; (2) promptly finishing any work for which it entered; (3) causing the least practical interference to Tenant's business and (4) except in the event of an emergency, complying with any of Tenant's reasonable security measures.

21.  INDEMNIFICATION:

          a)   Tenant Indemnity.  Tenant shall defend, indemnify, save and hold
               ----------------
harmless ("Indemnify") Landlord, and its respective agents, employees, officers,
           ---------
directors, shareholders, and partners ("Landlord Indemnified Parties") from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs, administrative costs, and costs of appeals which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur before or during the Term of this Lease:

                 (i) any work or act done in, on or about the Premises or any part thereof at the direction of or caused by Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, unless such work or act is done or performed by Landlord or its agents or employees;

                 (ii) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                 (iii) any accident, injury or damage to any persons or property occurring in, on or about Property or any part thereof at any time prior to such time as construction of the Second Building is commenced and Tenant has not elected the Phase Two Option, unless caused by the gross negligence of Landlord, its employees or agents;

                 (iv) any accident, injury or damage to any persons or property occurring in, on or about the Premises or any part thereof, unless caused by the gross negligence of Landlord, its employees or agents;

                 (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; and

                 (vi) any failure of the Property to comply with Environmental Laws as a result of the acts or omissions of Tenant or Tenant's employees, agents, or contractors.

          b) The obligation of Tenant to Indemnify contained in this Section 21(a) shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant, its agents or contractors under workers' or workman's compensation acts, disability benefit acts or other employee benefits acts, or under any other insurance coverage Tenant may obtain.

          c)  Landlord Indemnity. Landlord shall defend, indemnify, save and
              ------------------
hold harmless ("Indemnify") Tenant and its agents, employees, officers,
                ---------
directors, shareholders, and partners (the "Tenant Indemnified Parties") from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs, administrative costs, and costs of appeals which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur before or during the Term of this Lease:

                 (i) any negligence or other wrongful act or omission on the part of Landlord or any of its respective agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                 (ii) any accident, injury or damage to any persons or property occurring in, on or about the Property or any part thereof (other than the Premises which shall be governed in accordance with Section 21(a)(iv) above) which occurs at any time after Tenant has determined not to exercise (or is deemed not to have exercised) the Phase Two Option, unless caused by the gross negligence of Tenant, its employees or agents;

                 (iii) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; and

                 (iv) any failure of the Property to comply with Environmental Laws, other than as a result of the acts or omissions of Tenant or Tenant's employees, agents, or contractors.

          d) The obligation of Landlord to Indemnify contained in this Section 21(c) shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord or its respective agents or contractors under workers' or workman's compensation acts, disability benefit acts or other employee benefits acts, or under any other insurance coverage Landlord may obtain.

22. CURING DEFAULTS:

          a) If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant provided that Landlord shall have first given Tenant notice of such default and Tenant shall have failed within ten (10) days following said notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord together with interest at the rate of ten percent (10%) per annum, with respect to such default, and, if Landlord so elects, Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

          b) In the event that Landlord fails to maintain or repair those portions of the Premises for which Landlord is responsible or otherwise defaults under this Lease, Tenant shall provide written notice to Landlord detailing such failures. Landlord shall have thirty (30) days after receipt of such notice within which to cure such default (except when the cure requires more than thirty (30) days for performance and Landlord commences the cure within thirty
(30) days and diligently pursues the cure to completion within sixty (60) days). If Landlord shall so be in default under this Lease after providing the aforesaid notice, then Tenant may perform the same for the account of Landlord. If Tenant makes expenditures or incurs costs, on Landlord's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal) Landlord shall repay Tenant the sums or obligations incurred, together with interest at the rate of ten percent (10%) per annum, within fifteen (15) days following Tenant's invoice therefore. If such sums are not timely paid to Tenant, such sums may be offset against the next installments of Rent due hereunder, until the balance is reduced to zero. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises together with the profits and proceeds therefrom, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord.

23. DEFAULT:

          a) If (i) Tenant fails to pay any installment of Base Rent or Additional Rent for a period of ten (10) days after written notice from Landlord, (ii) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than thirty
(30) days after written notice from Landlord (except when the cure requires more than thirty (30) days for performance and Tenant commences the cure within thirty (30) days and diligently pursues the cure to completion within sixty (60)
days), (iii) Tenant files a petition or commences any proceeding under any bankruptcy or insolvency law, (iv) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within sixty (60) days, (v) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease, or (vi) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease, then in any such event, an event of default (each, an "Event of Default") shall be deemed to exist and Tenant shall be in default hereunder. Upon an Event of Default, at the option of Landlord: (w) all then due and unpaid Base Rent and Additional Rent shall be due and payable immediately and the balance of the Base Rent and all Additional Rent for the unexpired portion of the Term of this Lease and all other sums to which Landlord is entitled hereunder shall be deemed to be due payable and in arrears, as if payable in advance hereunder (discounted to present value at the time of payment at an annual rate of ten percent (10%)) (collectively, the "Acceleration Amount"); (x) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture; (y) Landlord may terminate and rescind the Phase Two Option upon written notice to Tenant (provided Tenant has not already elected the Phase Two Option) or (z) without termination of this Lease, repossess the Premises and terminate the Phase Two Option with or without legal process, breaking locks and replacing locks, and removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable. Upon such termination and/or repossession Landlord may make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's commercially reasonable discretion may seem advisable and to such person or persons as may in Landlord's commercially reasonable discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including, but not limited to fit up expenses, reasonable attorneys fees, brokerage commissions and marketing expenses; second, to the payment of any indebtedness other than Base Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Any acceleration of the rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the Acceleration Amount upon Landlord's demand, then Landlord may thereafter terminate this

Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises as aforesaid. Notwithstanding the foregoing, in the event the Event of Default under this Lease is one arising pursuant to Subsection 23(a)(ii) above, the Landlord shall have no right to accelerate Base Rent or Additional Rent or otherwise collect or seek to collect any future rentals for the Premises for the unexpired balance of the Term. Furthermore, Landlord shall not be entitled to seek to evict Tenant from the Premises (or otherwise repossess the Premises) while exercising its rights to recover the full Acceleration Amount (i.e. the Acceleration Amount without any reduction for the fair and reasonable rental value of the Premises for the unexpired balance of the Term) so long as (A) no other Event of Default exists pursuant to this Section 23 other than an Event of Default pursuant to Subsection 23(a)(i) and (B) after Landlord notifies Tenant that all Rent has been accelerated as provided herein, no additional Event of Default of any kind (including one arising pursuant to Subsection 23(a)(i)) occurs.

          b) In addition to the foregoing, upon an Event of Default and after an additional fifteen (15) day written notice from Landlord to Tenant of its intention to exercise its remedy as set forth in this Section 23(b) and an opportunity to cure such Event of Default, Tenant hereby authorizes and empowers the Tenant hereby authorizes and empowers the Prothonotary or any attorney of any court of record in the Commonwealth of Pennsylvania or elsewhere as attorney for Tenant and all persons claiming under or through Tenant, to appear for and confess judgment against Tenant for possession of the Premises, and against all persons claiming under or through Tenant, in favor of Landlord, for recovery by Landlord of possession thereof, for which this Agreement or a copy hereof verified by affidavit, shall be a sufficient warrant, and thereupon a writ of possession may immediately issue for possession of the Premises, without any prior writ or proceeding whatsoever and without any stay of execution if for any reason after such action has been commenced the same shall be terminated and the possession of the Premises remains in or is restored to Tenant, Landlord shall have the right upon the occurrence of any subsequent event of default to confess judgment in one or more further actions in the manner and form set forth above to recover possession of said Premises for such subsequent default. Tenant waives all errors in connection with any such confession of judgment. No such termination of this Lease, nor taking, nor recovering possession of the Premises shall deprive Landlord of any remedies or action against Tenant for fixed basic rent, additional rent or for other sums due hereunder or for damages due or to become due for the breach of any condition or covenant herein contained, nor shall the bringing of any such action for rent and/or other sums due hereunder, or breach of covenant or condition nor the resort to any other remedy herein provided for the recovery of rent and/or other sums due hereunder or damages for such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

          c) No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

          d) Notwithstanding anything herein to the contrary, Landlord shall use all good faith efforts to mitigate its damages arising as a result of an Event of Default by reletting the Premises at the highest possible rental, and if Landlord is successful in reletting the Premises, Tenant shall be entitled to a credit or refund, as applicable, in the amount of the rents collected by Landlord under such reletting during the period that this Lease would have been in effect had such Event of Default not occurred. If Landlord relets for a period of time longer than the current Term of the Lease, then any special concessions given to the new tenant shall be allocated throughout the entire reletting term to not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant's Term. Landlord's duty to mitigate damages shall be deemed satisfied if Landlord lists the Premises for lease with a reputable commercial real estate broker who reasonably markets the Premises and Landlord subsequently deals with any tenant prospects, in a commercially reasonable manner, but Landlord shall not be obligated to relet the Premises prior to leasing other premises within the Building or any other space then owned or controlled by Landlord which is then available for lease.

24. QUIET ENJOYMENT: So long as an Event of Default under the covenants and agreements of this Lease has not occurred, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

25. ASSIGNMENT AND SUBLETTING:

          a) Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees, agents, representatives and business invitees without Landlord's prior written approval, which Landlord agrees not unreasonably to withhold, condition or delay. It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord. Within fifteen (15) days following the date of such request, Landlord shall either grant or refuse consent to the requested assignment or subletting in writing. If Landlord fails to timely respond to Tenant's request, such failure shall be deemed Landlord's grant of consent to the proposed transfer.

          b) Tenant's request for approval of an assignment or subletting shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statements and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

          c) Each assignee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein. Each subtenant of a portion of the Premises shall agree to be bound by the term of this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed with respect to the portion of the Premises being sublet.

          d) Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained. No assignment or sublease with or without Landlord's consent shall relieve Tenant of its obligations hereunder.

          e) Notwithstanding anything to the contrary contained in this Lease, Tenant may, upon ten (10) days written notice to Landlord but without Landlord's prior written consent, and without Landlord having any right to terminate this Lease or share in any consideration or profit therefor, assign or transfer its entire interest in this Lease and the leasehold estate hereby created, or sublease the entire demised premises or any portion thereof, to a successor corporation (each a "Successor Corporation") of Tenant, which for the purposes of this Lease shall mean either (a) any corporation or other business entity which controls, is controlled by, or under common control with, Tenant, or (b) a corporation or other business entity into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations or other business entities participating in such merger or consolidation the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or (c) a corporation or other business entity acquiring substantially all of Tenant's assets located in the Premises, or (d) any successor to a Successor Corporation becoming such by any of the methods described in subdivisions (a), (b) and (c ) above; provided, however, that Tenant shall have no such right to assign or transfer to a Successor Corporation unless Tenant shall not be in default in the performance of any of its obligations under this Lease beyond the applicable notice and cure period and with respect to subdivision (c ) above, as of the date of such transfer, the purchaser has the reasonable financial ability to perform its obligations with respect to this Lease and/or the Premises. For the purposes hereof "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation, or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity, or the possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a corporation or other business entity, whether through the ownership of voting securities, common directors or officers, the contractual right to manage the business affairs of such business entity, or otherwise. Notwithstanding anything to the contrary contained in this Lease (x) any sale or transfer of Tenant's capital stock, or redemption or issuance of additional stock of any class, shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises requiring either notice to or approval by Landlord and (y) any Successor Corporation may use the Premises for any lawful use at the time of such assignment.

          f) Notwithstanding anything to the contrary contained in this Lease, Tenant may, upon ten (10) days written notice to Landlord but without Landlord's prior written consent, and without Landlord having any right to terminate this Lease or share in any consideration or profit therefor, sublease up to fifty percent (50%) of the Premises to one or more entities which may or may not be Successor Corporations.

          g) Notwithstanding anything to the contrary, in the event of any assignment the Tenant and the assignee shall be jointly and severally liable for all the obligations of Tenant hereunder and no such assignment shall be effective until the Tenant and such assignee or sublessee agree in writing to be so bound.

26. SUBORDINATION: This Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second or otherwise subordinate mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, provided, however, that the holder of any such mortgage or other encumbrance existing as of the Commencement Date agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure provided, however, Tenant agrees to attorn to such holder of the mortgage or other encumbrance. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure and executes and delivers to Tenant a nondisturbance agreement in commercially reasonable form. Each party shall bear their own costs in connection with the review, negotiation and execution of the agreements to be delivered in accordance with this Section. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord agrees that it shall obtain and deliver to Tenant on or before the Commencement Date of this Lease, or if earlier, on or before the date the Landlord obtains its construction financing for the construction of the Building, a subordination, non-disturbance and attornment agreement from the holder(s) of any mortgage or other security interest now affecting the Premises, the Building or the Property which shall be in such holder's commercially reasonable standard form.

27. ESTOPPEL CERTIFICATES:

          a) Tenant shall from time to time, within ten (10) business days after Landlord's request, execute and deliver to Landlord a recordable written instrument(s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not, to Tenant's knowledge, Landlord is in default of any of its obligations hereunder. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease, the Building or Land.

          b) Landlord shall from time to time, within ten (10) business days after Tenant's request, execute and deliver to Tenant a recordable written instrument(s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been received from Tenant, if any, and whether or not, to

Landlord's knowledge, Tenant is in default of any of its obligations hereunder. Landlord agrees that such statement may be relied upon by any mortgagee, purchaser, assignee, or subtenant of Tenant and Tenant's interest in this Lease or the Premises.

          c) Each party shall bear their own costs in connection with the review, negotiation and execution of the documents to be delivered in accordance with this Section unless a party is requested to deliver such documents more than two (2) times per Lease Year in which event the requesting party shall pay the other party's reasonable attorney's fees incurred in connection with same.

28. SURRENDER: By entry and possession of the Premises, Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only normal wear and tear, damage by fire or other casualty and condemnation.

29. HOLDING OVER: This Lease shall expire absolutely and without notice on the Expiration Date, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as Landlord's exclusive compensation and remedy for Tenant's retention of possession, an amount calculated on a per diem basis for each day of such continued retention, equal to 150% of the Base Rent and Additional Rent for the time Tenant thus remains in possession.

30. NOTICES: All notices, requests and consents herein required or permitted from either party or the other shall be in writing and shall be deemed given on receipt by either party via the United States Postal Service, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed Tenant at its address aforesaid and Tenant's Counsel at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other, from time to time.

31. BROKER: Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

32. DEFINITION OF PARTIES: The word "Landlord" is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a free or leasehold interest in the premises, except for obligations which may have theretofore accrued; and in all events, Tenant shall look solely to the Premises and rents and profits and proceeds derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. The word "Tenant" is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had it or they originally signed this Lease as Tenant.

33. TENANT'S RENEWAL OPTION: Tenant is hereby granted two (2) options to extend the Term of this Lease for two (2) consecutive additional periods of five years each (the "First Renewal Term" and the "Second Renewal Term" each a "Renewal Term" and, if exercised by Tenant, included in the "Term" of this Lease). Tenant shall exercise the aforesaid options to extend the Term for the First Renewal Term or the Second Renewal Term, in each instance, by giving Landlord written notice at least nine (9) months prior to the Expiration Date, or the last day of the First Renewal Term, as applicable. The First Renewal Term shall begin on the day immediately following the Expiration Date, and the Second Renewal Term shall begin on the day immediately following the last day of the First Renewal Term. Each Renewal Term shall be on the same terms and conditions as specified for the initial Term of this Lease, except that (i) the Base Rent during each Renewal Term shall continue to increase at the rate of 2% each Lease Year during each Renewal Term and (ii) Landlord shall have no obligation to improve or otherwise perform any work in the Premises. In the event that Tenant shall fail to timely exercise its option with regard to the Renewal Terms, Tenant's rights hereunder with regard to both the Renewal Terms shall immediately and irrevocably terminate.

34. SUBMISSION OF LEASE TO TENANT: The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, shall not constitute a lease or agreement to enter in to a lease (even if such term is less than three (3) years in duration), nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof by Landlord to Tenant or Tenant's representative.

35. LANDLORD'S WAIVER. Upon Tenant's written request, Landlord agrees to execute waivers of Landlord's liens in conjunction with the financing of Tenant's fixtures, machinery, inventory and/or equipment in a commercially reasonable form reasonably satisfactory to Landlord, Tenant and Tenant's lender(s). Tenant shall have the right at all times to remove and/or replace any fixtures, machinery and/or equipment owned by Tenant.

36. LANDLORD'S WARRANTIES AND COVENANTS.

Landlord hereby covenants and warrants that:

          a) Landlord is the fee simple owner of the Land and has good and marketable title thereto.

          b) The Land and the Building is subject to no prior lease, ground lease, or any covenant, declaration, easement, or other document or encumbrance which would interfere with Tenant's use and occupancy of the Premises for the conduct of Tenant's business. Tenant shall have vehicular (including tractor trailer trucks) access, to the Premises from Eagleview Boulevard.

          c) The use of the Premises for the purpose specified herein is permitted under applicable zoning ordinances and all conditions and restrictions of record affecting the Property. On the Commencement Date, the Property shall comply with all Laws.

          d) Landlord represents and warrants to Tenant that to the best of Landlord's knowledge, Tenant's use of the Premises for the Permitted Use will not in and of itself violate Landlord's insurance policies which shall be in effect immediately prior to the beginning of the Term nor increase the premiums therefor.

          e) Landlord agrees that throughout the Term, Landlord shall comply and take all required measures in order to maintain compliance with, all laws, ordinances and regulations of all public authorities and insurance rating bureaus having jurisdiction thereof;

          f) To the best of Landlord's knowledge, there are no Hazardous Substances (as defined in Section 1) in, under or about the Property or the Land. Landlord has fully completed all the recommendations set forth in the Phase I Environmental Assessment for the Ruark Properties prepared for JRL Properties, Inc. and LTK Associates, L.P. by Allied Environmental Management, Inc. dated April 2000.

          g) Landlord is duly organized, validly existing, legal entity, in good standing and qualified to do business in Pennsylvania, with no proceedings pending or contemplated for its dissolution or reorganization, voluntarily or involuntary.

          h) Landlord had the full right, power and authority to execute, deliver and perform this Lease and the person executing this Lease on behalf of Landlord is authorized to do so.

37. WAIVERS OF JURY TRIAL AND CERTAIN DAMAGES: Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

38. EXPANSION OPTION:

          a) Landlord hereby grants during the term hereof to Tenant the right and option (the "Phase Two Option") to request that Landlord construct a second two story 32,182 square foot building together with a connector between the Building and the Second Building containing 4,604 square feet (collectively, the "Second Building") and related site improvements (collectively, the "Expansion Improvements") on the Land as shown on the Expansion Improvements Plan attached hereto as Exhibit F, subject to and in accordance with the terms hereof. Landlord, at Landlord's sole cost and expense shall construct the base building and site work improvements related to the Expansion Improvements in the same manner as set forth in Section 3 of the Lease.

          b) The Phase Two Option shall be exercised by Tenant, if at all, by written notice (the "Phase Two Option Exercise Notice") delivered to Landlord at any time after the Commencement Date. The Phase Two Option may only be exercised by the named Tenant hereunder or a Successor Corporation. In order to reserve the Phase Two Option, Tenant shall pay the sum of Three Thousand Dollars ($3,000.00) (the "Reservation Fee") per month which shall be paid on the first day of each month during the Term until such time as Tenant has elected the Phase Two Option and Landlord has commenced construction of the base building of the Second Building or until Tenant has determined that it does not desire to exercise the Phase Two Option. In the event Tenant fails to pay the Reservation Fee on or before the fifteenth (15th) of any calendar month during the Term and within five (5) days following written notice from Landlord to Tenant of such failure (provided Landlord shall only be obligated to give and Tenant to receive two (2) such written notices every Lease Year), and Tenant has not theretofore elected to exercise the Phase Two Option, such failure shall not constitute a default under the Lease, but shall terminate Tenant's rights to exercise such Phase Two Option.

          c) The Base Rent for Phase Two (the "Expansion Base Rent") shall be at the then current rate for Phase One (for Office Space and Shell Space, as applicable) and the term of the Lease for Phase Two shall be coterminous with the Term of this Lease with respect to Phase One, provided, however if the term as so determined is less than ten (10) years, then the term for Phase One shall be extended to ten (10) years, as if Tenant exercised a right to so extend the term of Phase One in accordance with the terms of this Lease, including the increase of Base Rent for Phase One as provided above (independent from any Renewal Term set forth above) and the term of this Lease for both Phase One and Phase Two shall be ten (10) years from the Expansion Rent Commencement Date. Tenant shall be obligated to lease the entire Second Building if it elects the Phase Two Option, provided, however, Tenant shall be permitted to designate up to 7,200 square feet of space within the Second Building to be Shell Space subject to conversion to Office Space in the same manner as provided above in connection with Phase One. Landlord shall provide to Tenant an allowance in accordance with the following schedule for Tenant to utilize in connection with tenant improvements to the Phase Two ("Tenant's Expansion Work") in the same manner as set forth in Section 3 of the Lease:

---------------------------------------------------------------------------------------------------
   Year of Term of Phase Two Exercise Notice       Allowance per rentable square foot of Phase Two
   -----------------------------------------       -----------------------------------------------
---------------------------------------------------------------------------------------------------
                      1-5                                               $25.00
---------------------------------------------------------------------------------------------------
                     6-10                                               $26.00
---------------------------------------------------------------------------------------------------
                    11-15                                               $27.00
---------------------------------------------------------------------------------------------------

Tenant's obligation to commence the payment of Expansion Base Rent shall commence upon the date (the "Expansion Rent Commencement Date") of Substantial Completion of Tenant's Expansion Work, being the date which the Tenant's Expansion Work is substantially completed but for minor items of finishing and adjustment and Tenant is legally permitted to use and occupy Phase Two, but not later than the earlier of (i) one hundred (100) days following the date on which Landlord completes the Base Building and Site Work Improvements to the Second Building, subject to Force Majeure Delay up to a maximum of thirty three (33) days, or
(ii) the date Tenant commences its regular business operations in the Second Building. All improvements to the Expansion Improvements shall be undertaken in the same manner as the improvements for the original Premises. From and after the Expansion Rent Commencement Date, the Expansion Base Rent shall be included in the Base Rent payable by Tenant under the terms of this Lease, and the Expansion Improvements shall be deemed to be a part of the Premises for all purposes under this Lease. Landlord and Tenant will enter into an amendment to this Lease to incorporate the Expansion Improvements into the Premises as of the date Tenant's Expansion Work is substantially completed and to make such other necessary adjustments to this Lease (including, to the extent necessary an extension of the term to ten (10) years as provided above) as mutually agreed by the parties.

          d) In the event Tenant determines not to exercise its Phase Two Option and stops paying to Landlord the Reservation Fee, Landlord shall be permitted to build the Second Building as set forth and in a manner consistent with the Expansion Improvements Plan and without disturbing Tenant's use and occupancy of the Premises and lease space within the Second Building to one or more tenants on terms and conditions acceptable to Landlord. In such event, Landlord shall not construct the connector between Phase One and Phase Two and Tenant's original Premises shall at all times remain a stand alone building. In the event Tenant determines that it does not desire to exercise the Phase Two Option, Tenant agrees to provide written confirmation of such determination upon Landlord's request. Notwithstanding the foregoing, in such event Landlord and Tenant shall enter into a mutually satisfactory amendment to this Lease which shall set forth the allocation of Operating Expenses which are applicable to the entire Land, the Building and the Second Building such as landscaping, snow removal, parking lot maintenance, real estate taxes (if the parcels are not separately assessed), management fees (not to exceed 4.0% of gross rental revenues) and Tenant's obligation to pay its Proportionate Share of such costs allocable to the Premises which shall be paid monthly on an estimated basis subject to customary annual reconciliation and audit rights. In the event Tenant does not occupy the Second Building, Tenant shall continue to remain liable for one hundred percent (100%) of all Operating Expenses attributable solely to Phase One. Notwithstanding the existence of the Second Building, Tenant may still self manage the Premises, but shall not be obligated to manage or provide services or otherwise by liable for the operations, management or Operating Expenses associated with or allocable to the Second Building and the Land associated therewith.

39. MISCELLANEOUS:

          a) Entire Agreement; Interpretation; Modification. This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Exhibits "A" through "F" are attached hereto and made a part hereof. The masculine

(or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

          b) Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

          c) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          d) Joint and Several Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

          e) Relationship of Parties. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

          f) Choice of Law. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, and that exclusive jurisdiction and venue shall be in the Court of Common Pleas of the County in which the Property is located without regard to principles of choice or conflict of law; the personam jurisdiction to which each party submits.

          g) Time is of the Essence. Time is of the essence in all provisions of this Lease.

          h) Authority. Tenant hereby covenants and warrants that: Tenant is a duly formed corporation qualified to do business in the Commonwealth of Pennsylvania; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and the persons executing this Lease on behalf of the Tenant are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

          i) Attorneys Fees. In an action between Landlord and Tenant arising hereunder, the reasonable legal fees and costs incurred by the prevailing party will be paid by the other party to the action.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

                                                  LANDLORD:

                                                  LV ASSOCIATES, L.P.

                                                  By:  LV REALTY INC., Its General partner


ATTEST:  /s/  Jack D. Loew, Secretary             By:  /s/  Jack D. Loew, President
       -----------------------------------           -----------------------------------------

                                                  Date: 9/24/01

                                                  TENANT:

                                                  VIROPHARMA INCORPORATED

ATTEST:  /s/  Thomas F. Doyle                     By:  /s/  Vincent J. Milano
       -----------------------------------           -----------------------------------------

(Seal)                                            Date: 9/21/01

                                  EXHIBIT A:
                                  ---------

                         LEGAL DESCRIPTION OF THE LAND

  [The following is required for the Edgar filing and is not included in the Agreement of Lease: Exhibit A is a schematic representation of the Title Plan that reflects the property that is the subject of the Agreement of Lease]

                                  EXHIBIT B:
                                  ----------

                     CONFIRMATION OF LEASE TERM AGREEMENT

                          [Intentionally left blank]

                                  EXHIBIT C:
                                  ----------

                       BASE BUILDING AND SITE WORK PLANS


                    SINGLE TENANT TWO-STORY OFFICE BUILDING

                                  32,182 S.F.

                                     WI'S
                             EAGLE VIEW BOULEVARD
                        UWCILLAN TOWNSHIP, PENNSYLVANIA

                  Base Building and Site work Specifications
                               September 20,2001



Note: Any reference herein to "Contractor" refers to landlord's contractor, D. Fickler Construction, LLC.

GENERAL REQUIREMENTS
------- ------------

Permits and Inspections:
Contractor will obtain and pay for all permits required from the Pennsylvania State Labor and Industry and local municipality for the shell building. The pricing includes Geotechnical monitoring of the site and building, including soils compaction data, footing bottom inspection, and concrete testing.

Construction Facilities and Services:
A full-time superintendent will be provided to monitor and supervise the day-to-day construction activities. The site will have temporary facilities, including job trailer and temporary utilities. At the end of the project, Contractor will perform a construction cleanup in preparation for turnover to the owner.

Quality Assurance:
All work shall be performed in accordance with local and state building codes and per the recommendations of the applicable building associations. Contractor will warrant all work for a period of one year from the time of substantial completion.

Work Not Included in the Contract:
The following items are not provided by Contractor in the base contract:
                         .  Space planning and interior design services.

SITE WORK
---------

General:
D. Fielder Construction, LLC will provide all site work necessary to construct the Phase I building and related site work per the plans and in accordance with Uwchlan Township. This will include earthwork, erosion control, storm water management, curb, paving, utility work, and site lighting for the portion of work noted as Phase I on the plans.

Lot #8-- Eagleview Boulevard
Base Building and Site work Specifications
Page 2


Paving and Curbing:
To be constructed as per plans and specifications.

Landscaping:
DFC will spread topsoil and finish grade lot. All actual landscaping to be contracted by the owner.

Utilities:
D. Fickler Construction, LLC shall provide and/or coordinate the installation of water mains for domestic use and fire protection, electric, gas, and telephone services for Phase I only.

Work Not Included in the Contract:
The following items are not provided by Contractor in the base contract:
     .   Phase II utilities.
     .   Phase II curbing and paving.

CONCRETE
--------

General:
Contractor will provide all concrete work required for the project in accordance with A.C.I. (American Concrete Institute) general requirements. All concrete shall have a minimum compressive strength of 3000 psi in 28 days.

Foundations:
Contractor will provide all reinforced wall and column footings required to support floors, walls, and structural members. The footing design assumes a soil bearing capacity of 3000 psi.

Slabs:
Concrete slabs shall be provided as follows:

     .   First floor office: 4" of concrete over 4" of stone
     .   Second floor office: 3" of concrete on metal deck
     .   Exterior sidewalks: 4" of concrete over 4" of stone

All slabs shall be reinforced with a minimum of 6/6, 10 x 10 wire mesh.

MASONRY
-------

General:
The building shall be 4" brick veneer over 8" concrete masonry units (CMU) below the first floor windows and 4" brick veneer on prefabricated structural wall panels above the first floor and second floor windows. Decorative masonry elements, including three (3) decorative off-white brick bands and precast concrete windowsills, shall be provided. Brick selections to be determined.

Lot #8-- Eagleview Boulevard
Base Building and Sitework Specifications
Page 3

METALS
------

Structural Steel: D.
Fickler Construction, LLC will provide all required steel for the building shell. All structural steel work shall be performed in accordance with the American Institute of Steel Construction (A.I.S.C.). All steel joists shall be in accordance with the Steel Joist Institute. The roof will be designed for a live snow load of 30 pounds per square foot. The second floor shall be designed with 100 pounds per square foot live load. The building will be supported by means of a freestanding structural steel framework. Steel bar joists will support the second floor slabs and the roof. D. Fickler Construction, LLC will provide all miscellaneous steel consisting of interior fire tower stair, one ornamental lobby stair, roof access ladder, and miscellaneous site handrails.

Metal Panels:
Prefabricated wall panels will be installed to create brick panels between floors and the wall/roof system above the second floor windows. All panels will be designed under the supervision of a structural engineer.

Work Not Included in the Contract:
The following items are not provided by D. Fickler Construction in the base contract:

       .  Roof screens.

CARPENTRY
---------

Rough Carpentry:
Contractor shall furnish and install all miscellaneous carpentry necessary for the construction of soffits at the building entrance areas and any miscellaneous carpentry to build the building.

THERMAL AND MOISTURE
------- --- --------

Roofing:
The roof of the building will be constructed using a .045 EPDM rubber roofing system over a mechanically-fastened R-19 rigid insulation board. The roof area will be internally drained. Roof shall have a fifteen (15) year manufacturer's roofing warranty.

Exterior Finish System (E.I.F.S.):
Exterior soffit at the front entrance canopy and along the road elevation will be metal framed and faced with dryvit.

Miscellaneous:
4" batt insulation shall be installed along all exterior walls. Control joints and window systems will be caulked using a two-part polyurethane. A roof hatch will be provided in the second floor janitor's closet.

Lot #8 -- Eagleview Boulevard
Base Building and Site work Specifications
Page 4

DOORS AND WINDOWS
-----------------

Interior Doors:
All interior doors shall be 3068 solid core Oak veneer set in hollow metal frames. Doors shall receive light-duty commercial lever-type hardware meeting all applicable codes. Panic hardware and exit devices will be provided as required by applicable building codes.

Glass and Glazing:
The building will have six foot high windows manufactured by Kawneer, or equal. All windows shall be one inch insulated glass set in thermal-break aluminum frames. The main entrance shall be constructed with a curtain wall system with medium style doors and vestibule.

LOBBY WORK
----------

Framing and Drywall:
All interior drywall walls will be constructed to create the lobby area at the first and second floor, two (2) handicapped bathroom facilities per floor, the lobby stair, elevator, exit corridors at the stair tower, and first floor mechanical room required for the building. Walls will be constructed of 3 5/8" steel studs, 16" on center, with 1/2" drywall on each side. Insulation for noise control shall be provided in all partitions. The walls creating the lobby areas and exit corridors shall be one hour rated. We will construct HVAC shaft walls between floors.

Finishes: The finishes for the lobby will be substantially similar to those specified at Lot #15 on General Warren Boulevard.

SPECIALITIES:
-------------

General: Bathroom fit-up, consisting of minors, Corian counters, and standard bathroom accessories, will be provided in each of the restrooms. Fire extinguishers will be installed throughout the building in accordance with local authorities.

CONVEYING SYSTEMS:
------------------

Elevator:
Contractor will furnish and install one (1) 3000# capacity, cab size of approximately 4'-3' x 6'-8", 2- stop, 125 feet per minute standard finish car, elevator system.

MECHANICAL:
-----------

Fire Protection:
The building will be fully sprinklered in accordance with NFPA 13 (ordinary hazard). All finished ceilings shall have semi-recessed, chrome-plated sprinkler heads. The tenant areas will have upright brass heads. Miscellaneous equipment, including main riser with flow and tamper switches, inspector test, fire department connection and sprinkler cabinet, will be installed as required.

Lot #8 -- Eagleview Boulevard
Base Building and Sitework Specifications
Page 5

Plumbing:
The roof water will be internally drained, collected, and distributed to the storm water management system. Domestic water distribution and sanitary sewer piping is provided. All fixtures will be American Standard (or equal) as shown on the floor plans. Plumbing is provided to create two (2) multi-person bathrooms in the building core on each floor as shown on the plans.

HVAC:
The base building HYAC system shall be in accordance with ASHRAE and SMACNA standards. The system shall be designed with a capacity to maintain a typical office environment space condition with an adequately designed fit-up as follows:

     Summer: 75 degree dry bulb with 50% maximum relative humidity, at an outdoor temperature of 95-degree dry bulb.

     Winter: 70 degree dry bulb with 50% maximum relative humidity, at an outdoor temperature of 0-degree dry bulb.

Outdoor air for the office will be introduced in accordance with ASHIRAE and SMACNA standards.

The extent of shell ductwork basically pierces the second floor to feed the first floor and has four foot (4') of ductwork off of the units servicing the second floor space. The units serving the building will be a combination of 7 1/2 through 12 ~/2 ton units and are set up to be operated as part of a VVT control system.

Work Not Included in the Contract:
The following items are not provided by Contractor in the base contract:

          .    Ductwork, VVT boxes or run-out for the tenanted space.
          .    Humidification control.
          .    Computerized energy management systems.
          .    Drinking fountains.

ELECTRICAL:
-----------

Service and Distribution:
Contractor will perform all work not provided by the power company to supply a 120V/208V - 3 phase electric service. This includes primary and secondary work and main distribution switchgear and house service in an electrical room.

Site Lighting:
DFC will supply and install pole lighting for parking lot illumination as shown on the plan. Site lighting to be controlled by timeclock and photocell. We have also provided two (2) decorative site lights at the main building entrance and three (3) along Eagleview Boulevard.

Lot #8 -- Eagleview Boulevard
Base Building and Site work Specifications
Page 6


Power:
Lobby and corridor convenience receptacles are included. Bathrooms will have ground fault-type receptacles. We have included an entry access system for building ingress.

Lobby Lighting:
We have provided lobby and bathroom lighting similar to 40 General Warren Boulevard.

Emergency Systems:
We have included all battery-type emergency and exit lighting required by applicable building codes.

Fire and Security:
We have included fire alarm with pull stations for the core areas (lobby, stair and interior corridors), along with a card access system for the building's exterior entrance. (Note:
Card access system is expandable for multi-tenant use.)

Work Not Included in the Contract:
The following items are not provided by Contractor in the base contract:

     .  Electric for tenant space.
     .  Emergency generator or uninterrupted power sources.
     .  Computer or telecommunications wiring or devices.
     .  Bollards lights.
     .  Tenant fire and security systems.



END OF SPECIFICATION


[The following is required for the Edgar filing and is not included in the Agreement of Lease: The remainder of this Exhibit C are schematic building plans]

                                  EXHIBIT D:
                                  ----------

                     BASE BUILDING AND SITE WORK SCHEDULE

  [The following is required for the Edgar filing and is not included in the Agreement of Lease: Exhibit D consists of bar charts reflecting the anticipated construction schedule]

                                  EXHIBIT E:
                                  ----------

                         PRELIMINARY TENANT WORK PLANS


  [The following is required for the Edgar filing and is not included in the Agreement of Lease: Exhibit E consists of schematic representations of the anticipated office floor plan]

                                  EXHIBIT F:
                                  ----------

                          EXPANSION IMPROVEMENTS PLAN

[The following is required for the Edgar filing and is not included in the Agreement of Lease: Exhibit F is a schematic representation of the Title Plan that reflects the property that is the subject of the Agreement of Lease with portions of said property highlighted to designate the Expansion Improvement Plan]